SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                   -----------


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   -----------



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 JANUARY 5, 2001


                                GREEN MOUNTAIN POWER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     VERMONT                                    03-0127430
(STATE  OR  OTHER  JURISDICTION  OF  INCORPORATION)                      (I.R.S.
EMPLOYER  IDENTIFICATION  NUMBER)


                                          1-8291
                             COMMISSION FILE NUMBER


         163  ACORN  LANE,
                 COLCHESTER, VERMONT                       05446
      (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)
(ZIP  CODE)





                                    (802) 864-5731
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)













Item  5.  Other  Events-Announcement  of  Strike  and  Mediation  Efforts
     Green Mountain Power Corporation (NYSE: GMP) announced Friday that it will continue mediation with Local 300 of the International Brotherhood of Electrical Workers, which began a strike Thursday night.

     "We have told the union that we will meet Jan. 10 and 11, as well as Jan. 15 and 16 with the federal mediator to continue negotiations. We continue to believe that the issues that are dividing us can be overcome," said Dorothy Schnure, spokesperson for Green Mountain Power.

     The Company's 101 unionized employees officially went on strike Thursday night. Both sides have agreed that a major point of contention is the Company's proposal to make a modest change in its union contract creating two "trouble call" crews. Under the Company proposal, the crews would select an eight-hour shift between 12:30 p.m. and midnight, with premium pay for all eight hours. Currently, lineworkers work a 7 a.m. to 3:30 p.m. shift. This would add maximum flexibility for personal needs.

     "The more flexible work hours are an important way we can improve our responsiveness to customer trouble calls, which often occur after 3:30 p.m. Our customers are expecting faster restoration service in late afternoon and early evening hours," said Ms. Schnure. "We recognize that change can be difficult for employees, but our customers' needs are changing and we must find ways to provide the level of service they expect. Our offer to the union provided flexibility and increased benefits to recognize the need to change the traditional work schedule for four of their workers."

     The Company is also offering the union a three-year contract with a three percent wage increase per year, the ability for an employee to retire with full benefits at age 59, and a significant reduction in the early retirement penalties.

     In addition, the Company is offering three extra vacation days at 20 years of employment, and to continue to pay at least 90 percent of a very comprehensive medical (including dental, vision and prescription) plan. "We stand ready and eager to mediate our final proposal," said Ms. Schnure.

     Meanwhile, the Company's non-union employees as well as other reinforcements are continuing to answer phones, read meters and respond to trouble calls. "We are used to gearing up to respond to large storms, and if necessary, we have resources available to respond to the vagaries of Vermont's weather," said Ms. Schnure.

     In the past two years, the Company has embarked on a major campaign to provide more efficient customer service by using new technologies and equipping its reduced workforce with new skills. The proposed changes in the union work rules is one of the latest strategies to improve customer service and satisfaction.
     The  Company  will  continue  to  report on new developments as they occur.

     For further information, please contact Dorothy Schnure, Manager, Corporate Communications for Green Mountain Power at 802-655-8418 or 802-482-2503 after 6:00 p.m.
ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA FINANCIAL INFORMATION AND EXHIBITS.
(a)  and  (b)  --not  applicable
(c)  Exhibits--not  applicable

     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN  MOUNTAIN  POWER  CORPORATION
-----------------------------------
                                         Registrant

By  /s/Nancy  Rowden  Brock
    -----------------------
NANCY ROWDEN BROCK, VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND CORPORATE SECRETARY

BY  /s/ROBERT  J.  GRIFFIN
    ----------------------
ROBERT  J.  GRIFFIN,  CONTROLLER

DATED:  January  5,  2001





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